SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 8/31/2006
FILE NUMBER 811-09913
SERIES NO.: 1

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                      $ 1,625
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B1                                                     $   103
         Class C                                                      $   465
         Class R                                                      $     1
         Institutional Class                                          $    36

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                    $ 000.1022
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B1                                                   $000.04454
         Class C                                                    $ 000.0943
         Class R                                                    $ 000.0983
         Institutional Class                                        $ 000.1061


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                       17,212
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class C                                                        4,962
         Class R                                                            9
         Institutional Class                                            2,686

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                        $9.06
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class C                                                        $9.04
         Class R                                                        $9.06
         Institutional Class                                            $9.06